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                                                              EXHIBIT (H)(II)(9)

                        FORM OF INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made as of the date set forth on the signature page by and between Eclipse Funds, a Massachusetts business trust (the "Trust"), and the trustee of the Trust whose name is set forth on the signature page (the "Trustee").

         WHEREAS, the Trustee is a trustee of the Trust, and the Trust wishes the Trustee to continue to serve in that capacity; and

         WHEREAS, the Declaration of Trust, dated as of July 30, 1986 (the "Declaration of Trust"), and Bylaws of the Trust and applicable laws permit the Trust to contractually obligate itself to indemnify the Trustee to the fullest extent permitted by law;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below.

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         (a)  "Board" means the Board of Trustees of the Trust.

         (b) "Change in Control" means during any period of two consecutive years (or less), a majority of the existing members of the Board of Trustees of the Trust at the commencement of that period cease, for any reason, to constitute at least a majority of the Board of Trustees.

         (c)  "Disabling Conduct" shall be as defined in Section 2 below.

         (d) "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, computerized legal research costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding.

         (e) "Final decision" or "final judgment" shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending.

         (f) "Independent counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Trust or the Trustee in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term "Independent Counsel" shall not include any person who, under the applicable


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standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or the Trustee in an action to determine the Trustee's rights pursuant to this Agreement, regardless of when the Trustee's act or failure to act occurred.

         (g) "Independent Trustee" shall mean a trustee of the Trust who is neither an "interested person" of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor a party to the Proceeding with respect to which indemnification or advances are sought.

         (h) The term "Proceeding" shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute resolution mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative, whether formally or informally initiated, and shall also include any proceeding brought by the Trustee against the Trust if, but only if, the Trustee is the prevailing party in such proceeding against the Trust.

         (i) The Trustee's "service to the Trust" shall include without limitation the Trustee's service as a trustee, officer, employee, agent or representative of the Trust, and his or her service at the request of the Trust as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         2. INDEMNIFICATION. The Trust shall indemnify and hold harmless the Trustee against any Expenses actually and reasonably incurred by the Trustee in any Proceeding arising out of or in connection with the Trustee's service to the Trust, to the maximum extent permitted by the Massachusetts General Laws, Chapter 182, et al., (the "Massachusetts General Laws"), the Investment Company Act, and the Declaration of Trust as now or hereafter in force, subject to the conditions set forth in subparagraphs (a) and (b) below:

         (a) Disabling Conduct. The Trustee shall be indemnified pursuant to this Section 2 against any Expenses unless: (i) the Trustee incurred such Expenses by reason of the Trustee's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act; or (ii) the Trustee did not act in good faith in the reasonable belief that such Trustee's actions were in or not opposed to the best interests of the Trust. (the conduct described in the foregoing clauses (i) and (ii) shall hereinafter be referred to as "Disabling Conduct").

         (b) Conditions to Indemnification. The Trustee shall be indemnified pursuant to this Section 2 if either:

                  (1) the court or other body before which the Proceeding relating to the Trustee's liability is brought shall have rendered a final decision on the merits, finding that the Trustee is not liable, is not liable by reason of Disabling Conduct, and/or is entitled to indemnification;


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                  (2) the Proceeding against the Trustee shall have been
         dismissed for insufficiency of evidence of any Disabling Conduct with which the Trustee has been charged; or

                  (3) in the absence of such a final decision, dismissal or withdrawal, a determination shall have been made that the Trustee is not liable by reason of Disabling Conduct, based upon a review of the available facts, by either the vote of a majority of a quorum of Independent Trustees or by Independent Counsel in a written opinion.

         3. ADVANCEMENT OF EXPENSES. The Trust shall promptly advance funds to the Trustee to cover any and all Expenses the Trustee incurs with respect to any Proceeding arising out of or in connection with the Trustee's service to the Trust, to the fullest extent permitted by the Massachusetts General Laws, the Investment Company Act and the Declaration of Trust, as now or hereafter in force, subject to the provisions of subparagraphs (a) and (b) below.

         (a) Affirmation of Conduct and Undertaking. A request by the Trustee for advancement of funds pursuant to this Section 3 shall be accompanied by the Trustee's (i) written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and (ii) (or on the Trustee's behalf) written undertaking to repay such advancements upon the occurrence of any of the events barring indemnification set forth in subparagraphs 2(a) through (c)

         (b) Conditions to Advancement. Funds shall be advanced to the Trustee pursuant to this Section 3 if (1) the Trust is insured against losses arising by reason of any such lawful advancements to the Trustee; (2) a determination is made by the vote of a majority of a quorum of Independent Trustees, or by Independent Counsel in a written opinion, based on a review of the readily available facts then known (as opposed to a full trial-type inquiry), that there is reason to believe that the Trustee ultimately will be found to be entitled to indemnification pursuant to Section 1, or (3) in the absence of insurance or such a determination by Independent Trustees or Independent Counsel, such undertaking as required by Paragraph 3(a) above is secured by a surety bond or other appropriate security provided by the Trustee. In any such determination by the Independent Trustees or Independent Counsel pursuant to subpart (2) of this subparagraph, the Trustee shall be afforded a rebuttable presumption that the Trustee did not engage in Disabling Conduct.

         4. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION AND ADVANCEMENTS. A request by the Trustee for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Trustee. The Secretary of the Trust shall promptly advise the Board of such request.

         (a) Methods of Determination. Upon the Trustee's request for indemnification or advancement of Expenses, a determination with respect to the Trustee's entitlement thereto shall be made: (i) if there has been no change of control, by a quorum of the Board consisting of Independent Trustees, or (if such a quorum is not obtainable or such Independent Trustees so direct) by Independent Counsel, or (ii) if there has been a change of control, by Independent Counsel; provided in any event that with regard to advancements no such determination shall be


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necessary if (x) the Trust shall have received written confirmation in reasonably acceptable form that the Trust is insured against all such losses arising by reason of any lawful advancements and that the insurer will pay all Expenses of the Trustee in a reasonably prompt manner, or (y) the Trustee has provided an adequate security interest in addition to his affirmation and undertaking to repay (as required by Paragraph 3(a) above). The Trustee shall cooperate with the person or persons making such determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Trustee and reasonably necessary to such determination. Any Expenses incurred by the Trustee in so cooperating shall be borne by the Trust, irrespective of the determination as to the Trustee's entitlement to indemnification or advancement of Expenses.

         (b) Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board, and the Trust shall give written notice to the Trustee advising the Trustee of the identity of the Independent Counsel selected. The Trustee may, within five days after receipt of such written notice, deliver to the Trust a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in the definition of Independent Counsel in Section 1, and shall set forth with particularity the factual basis of such assertion. Upon receipt of such objection, the Board shall select another Independent Counsel.

         If within fourteen days after submission by the Trustee of a written request for indemnification or advancement of expenses no such Independent Counsel shall have been selected by the Board (whether or not an objection by the Trustee is the cause of the delay), then either the Trust or the Trustee may petition a court of competent jurisdiction in Massachusetts for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.

         The Trust shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

         (c) Failure to Make Timely Determination. If the person or persons empowered or selected under subparagraphs (a) or (b) to determine whether the Trustee is entitled to indemnification or advancement of Expenses shall not have made such determination within thirty days after receipt by the Trust of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Trustee shall be entitled to such indemnification or advancement, absent (i) an intentional misstatement by the Trustee of a material fact, or an intentional omission of a material fact necessary to make the Trustee's statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification or advancements under applicable law; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person


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or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto.

         (d) Payment Upon Determination of Entitlement. If a determination is made pursuant to Sections 2, 3, and 4 (a) through (c) above that the Trustee is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Trustee shall be made within ten days after such determination (and, in the case of advancements of further Expenses, within ten days after submission of supporting information).

         (e) Arbitration Upon Determination of Non-Entitlement. If a determination is made that the Trustee is not entitled to indemnification or advancement of Expenses pursuant to Sections 2 through 4(c) above, the Trustee shall be entitled to an adjudication of the Trustee's entitlement to such indemnification or advancement by a single arbitrator appointed by the American Arbitration Association, New York City Office, in an arbitration conducted pursuant to that Association's then-existing commercial arbitration rules. The Trustee shall commence such arbitration seeking an adjudication within one year following the date on which receives the determination denying indemnification or advancement. In any such proceeding, the Trustee and the Trust shall be bound by the determination of the arbitrator, subject to rights of appeal to a court of competent jurisdiction to review such an arbitration award and to vacate such an award only on one or more of the bases set forth in Sections 10 and 11 of the Federal Arbitration Act, 9 U.S.C. Sections 10 and 11. The Trust shall advance the costs of such an arbitration to the American Arbitration Association but the arbitrator shall, as part of the award, make a final award of such costs (including arbitrator's fees) to the prevailing party in the arbitration.

         SECTION 5. GENERAL PROVISIONS.

         (a) No Indemnification if Otherwise Reimbursed. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Trustee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         (b) Continuation of Provisions. This Agreement shall be binding upon and inure to the benefit of all successors of the Trust, including without limitation any transferee of all or substantially all assets of the Trust and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Trustee's spouse, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Declaration of Trust or Bylaws of the Trust shall limit or eliminate the right of the Trustee to indemnification and advancement of expenses set forth in this Agreement. Moreover, unless contrary to applicable law, the procedures set forth in Paragraphs 3 through 5 of this Agreement shall be the exclusive means by which the parties' rights and obligations with regard to indemnification and advancement of Expenses shall be determined, regardless of whether those rights and obligations arise by operation of law, the Declaration of Trust or this Agreement.

         (c) Selection of Counsel. The Trustee agrees to choose Counsel to represent him/her in any Proceeding for which indemnification is claimed in a manner designed to minimize Expenses, consistent with the goal of vigorously defending the Trustee. In that regard, the


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Trustee shall seek joint representation by Counsel with other Trustee defendants in any such Proceeding to the extent such Trustees' interests may be jointly represented by Counsel consistent with the applicable canons of ethics regarding conflicts of interest. Moreover, where the Trust and the Trustee are both defendants in a Proceeding, the Trustee and Trust shall agree to be jointly represented by Counsel to the extent consistent with the applicable canons of ethics regarding conflicts of interest

         (d) D&O Insurance. For a period of six years after the Trustee has ceased to provide services to the Trust, the Trust shall purchase and maintain in effect one or more policies of insurance on behalf of the Trustee which collectively provide limits of coverage for claims made against the Trustee in the event of the insolvency of the Trust which are consistent with the limits of coverage available for that Trustee in such circumstances when he or she ended service as a Trustee, unless (1) such insurance is not reasonably available, or
(2) (i) the limits of coverage which the Trustee had upon the termination of his service as a Trustee is in excess of that provided to any of the current Trustees and (ii) the current Board of Trustees provides the coverage to the Trustee at least equal to the highest limit available to those current Trustees.

         (e) Subrogation. In the event of any payment by the Trust pursuant to this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Trustee, who shall, upon reasonable written request by the Trust and at the Trust's expense, execute all such documents and take all such reasonable actions as are necessary to enable the Trust to enforce such rights. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Trust or the Trustee to proceed or collect against any insurers and to give such insurers any rights against the Trust under or with respect to this Agreement, including without limitation any right to be subrogated to the Trustee's rights hereunder, unless otherwise expressly agreed to by the Trust in writing, and the obligation of such insurers to the Trust and the Trustee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

         (f) Notice of Proceedings. The Trustee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document commencing any Proceeding which may be subject to indemnification or advancement of expense pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Trustee's rights or the Trust's obligations under this Agreement. Thereafter, the Trustee, and/or his Counsel, shall work with the representative(s) of the Trust to keep the Trust informed of the status of the Proceeding and the positions taken by the parties to the Proceeding as the matter progresses.

         (g) Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party (and/or designated representative) at the address(es) specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt signed by the addressee or his/her representative) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, or (2) by nationally recognized overnight courier service.


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         (h) Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (i) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Trust and the Trustee pertaining to the subject matter of indemnification, advancement of expenses and insurance and any such prior written or oral agreement shall be of no further force or effect. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party's successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

         (j) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

         (l) Applicable Law. This Agreement shall be governed by and construed and enforce in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws of the Commonwealth of Massachusetts.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated:

                                        Eclipse Funds
                                        -----------------------------------
                                        a Massachusetts business trust


                                        By: _______________________________
                                            Name:
                                            Title: President

                                            Address for notices:
                                            51 Madison Avenue
                                            New York, NY 10010


                                        TRUSTEE:

                                        By: ______________________________
                                            Name:

                                            Address for notices:

                                            ______________________________

                                            ______________________________